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                                                                    EXHIBIT 4.10




                       LEASE TRUST PAYING AGENT AGREEMENT

                                  dated as of

                               November 26, 1996

                                    between

                      FORD CREDIT AUTO LEASE TRUST 1996-1

                                      and

                           THE CHASE MANHATTAN BANK,
                          as Lease Trust Paying Agent
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                 LEASE TRUST PAYING AGENT AGREEMENT, dated as of November 26,
1996 (this "Agreement"), between FORD CREDIT AUTO LEASE TRUST 1996-1 (the "Lease Trust") and THE CHASE MANHATTAN BANK, as Lease Trust Paying Agent (the "Lease Trust Paying Agent").

                 WHEREAS, the Lease Trust has issued the Subordinated Notes and a portion of the Lease Trust Certificates to RCL Trust 1996-1 pursuant to the Transfer Agreement and has issued the remaining Lease Trust Certificates to certain institutional investors pursuant to the Lease Trust Agreement;

                 WHEREAS, RCL Trust 1996-1 has pledged the Subordinated Notes to the Lease Trustee to secure its obligations to the Lease Trustee under the Program Operating Lease and to the Indenture Trustee to secure the Lease Trustee's obligations under the Indenture;

                 WHEREAS, pursuant to the Program Operating Lease, RCL Trust 1996-1 has agreed to deposit into the Cash Collateral Account all amounts paid to it in respect of principal and interest on the Subordinated Notes (net of amounts paid pursuant to Section 6.6 of the Program Operating Lease);

                 WHEREAS, The Chase Manhattan Bank has been appointed Lease Trust Paying Agent pursuant to Section 3.9 of the Lease Trust Agreement; and

                 WHEREAS, the Lease Trustee and the Lease Trust Paying Agent desire to set forth the terms pursuant to which the Lease Trust Paying Agent shall deposit into the Cash Collateral Account any payments of principal and interest on the Subordinated Notes and make payments to the Lease Trust Certificateholders of interest and principal on the Lease Trust Certificates.

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 Section 1. Definitions. Whenever used in this Agreement capitalized terms have the meanings assigned to them herein or, if not defined herein, as defined in the Lease Trust Agreement or in Appendix A attached hereto. To the extent that the definitions set forth herein conflict with the definitions set forth in the Lease
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Trust Agreement or in Appendix A, or incorporated by reference therein, the definitions set forth herein shall be controlling.

                 "Cash Collateral Account Statement" has the meaning set forth in Section 2(a).

                 "Disbursement and Payment Instructions" has the meaning set forth in Section 2(b).

                 Section 2. Cash Collateral Account Certificate; Disbursement and Payment Instructions. (a) On the second Business Day preceding each Payment Date, the Lease Trustee shall cause the Administrative Agent, on behalf of the Lease Trust, to deliver to the Lease Trustee and the Lease Trust Paying Agent, a certificate (the "Cash Collateral Account Certificate") setting forth the following information with respect to such Payment Date:

                          (i) the Series 1996-1 Administrative Fee for the preceding Accrual Period;

                          (ii)  the Required Interest Payment;

                          (iii) the Cash Collateral Amount on the Business Day preceding such Payment Date; and

                          (iv) the Cash Collateral Required Draw Amount and the Cash Collateral Additional Draw Amount.

                 (b) On the second Business Day preceding each Payment Date, the Lease Trustee shall cause the Administrative Agent, on behalf of the Lease Trust, to deliver to the Lease Trustee and the Lease Trust Paying Agent a certificate (the "Disbursement and Payment Instructions") including the following information with respect to such Payment Date, the related Accrual Period and Series 1996-1:

                          (i)  the Available Funds;

                          (ii)  the Certificate Distribution Draw Amount;

                          (iii)  the amount of interest accrued on the
         Subordinated Notes during the preceding Interest





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         Accrual Period, the amount of overdue interest and interest on any overdue interest at the Subordinated Note Interest Rate, the amounts payable with respect to such interest (net of amounts paid pursuant to Section 6.6 of the Program Operating Lease), and any resulting shortfall (separately stated);

                          (iv) the amount of interest accrued on the Lease Trust Certificates during the preceding Interest Accrual Period, the amount of overdue interest and interest on any overdue interest at the Certificate Interest Rate, the amounts payable with respect to such interest, and any resulting shortfall (separately stated);

                          (v)  the Series 1996-1 Administrative Fee;

                          (vi) the amount, if any, to be distributed to the Lease Trust Paying Agent for payment of principal of the Subordinated Notes (net of any amounts paid pursuant to Section 6.6 of the Program Operating Lease) in accordance with the terms thereof; and

                          (vii) the amount, if any, to be deposited into the Certificate Distribution Account for payment in reduction of the Aggregate Certificate Balance of the Lease Trust Certificates in accordance with the terms thereof.

                 (c) Neither the Lease Trustee nor the Lease Trust Paying Agent shall have any duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in any of the certificates required to be delivered to the Lease Trust Paying Agent in accordance with this Section 2 and each of the Lease Trustee and the Lease Trust Paying Agent shall be fully protected in relying upon such certificates.





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                 Section 3.  Application of Funds.

                 (a)  Deposits to Series 1996-1 Payments Account.

                          (i) Pursuant to Section 5.2(e) of the Series 1996-1 Supplement, the Administrative Agent shall withdraw an amount equal to the Available Sale Proceeds from the Series 1996-1 Collection Account and deposit such amount in the Series 1996-1 Payments Account on the Business Day preceding each Payment Date.

                          (ii) On the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, if such Payment Date is not also a Semiannual Payment Date, the Lease Trustee shall deposit into the Series 1996-1 Payments Account (after all other deposits, withdrawals and payments thereto or therefrom have been made with respect to such Payment Date) the amount, if any, distributed to the Lease Trustee by the Indenture Trustee pursuant to the last sentence of Section 8.4(b) of the Indenture and, if applicable, clause EIGHTH of Section 5.4(b) of the Indenture.

                          (iii) On the Business Day preceding each Payment Date after the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, the Lease Trustee shall withdraw from the Cash Collateral Account and deposit in the Series 1996-1 Payments Account the Cash Collateral Required Draw Amount.

                 (b) Payments of Interest on Subordinated Notes while Senior Notes are Outstanding. On each Payment Date on or before the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, the Lease Trust Paying Agent shall, pursuant to Section 6.5 of the Program Operating Lease, to the extent of the funds available, pay interest due on the Subordinated Notes (net of amounts paid pursuant to Section 6.6 of the Program Operating Lease) by depositing to the Cash Collateral Account, the amount, if any, distributed to it by the Indenture Trustee pursuant to Section 8.4(b)(iii) of the Indenture and, if applicable, clause FIFTH of Section 5.4(b) of the Indenture.





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                 (c)  Payments of Interest on Lease Trust Certificates while
Senior Notes are Outstanding. On each Semiannual Payment Date on or before the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, the Lease Trustee (if other than the Lease Trust Paying Agent) shall transfer the amounts deposited by the Indenture Trustee into the Certificate Distribution Account pursuant to Section 8.4(b)(iv) of the Indenture and, if applicable, clause SIXTH of Section 5.4(b) of the Indenture, net of amounts, if any, withdrawn by the Indenture Trustee from the Certificate Distribution Account pursuant to Section 8.4(d) of the Indenture, for the payment of interest due on the Lease Trust Certificates, to the Lease Trust Paying Agent, which shall pay such interest to Lease Trust Certificateholders, on a pro rata basis.

                 (d) Distribution of Funds on Deposit in Certificate Distribution Account by Lease Trust Paying Agent after the Senior Notes are Retired. On each Semiannual Payment Date after the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero and, if the Outstanding Amount of the Senior Notes has been reduced to zero on a Semiannual Payment Date, on such Semiannual Payment Date, the Lease Trustee (if other than the Lease Trust Paying Agent) shall transfer the funds then on deposit in the Certificate Distribution Account (after giving effect to any deposits or withdrawals made on such Semiannual Payment Date) to the Lease Trust Paying Agent for distribution to Lease Trust Certificateholders, to the extent of funds available, in accordance with the following priorities:

                          (i) an amount equal to the interest due and unpaid on the Lease Trust Certificates on such Semiannual Payment Date shall be distributed to Lease Trust Certificateholders pro rata; and

                          (ii) any remaining funds shall be distributed to Lease Trust Certificateholders pro rata in reduction of the Aggregate Certificate Balance, until such Aggregate Certificate Balance has been reduced to zero.

                 (e) Payments of Interest on Subordinated Notes and Lease Trust Certificates after Senior Notes are Retired. On each Payment Date after the Payment Date on





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which the Outstanding Amount of the Senior Notes has been reduced to zero, the
Lease Trustee shall, in accordance with the Disbursement and Payment Instructions (as set forth in Section 2(b)), make the following withdrawals from the Series 1996-1 Payments Account and make deposits, distributions and payments, to the extent of funds then on deposit in the Series 1996-1 Payments Account, in accordance with the following priorities:

                          (i) to the Administrative Agent, the Series 1996-1 Administrative Fee for the preceding Accrual Period;

                          (ii) to the Lease Trust Paying Agent, for payment to the Subordinated Noteholders, pro rata, an amount equal to the interest accrued on the Outstanding Amount of the Subordinated Notes at the Subordinated Note Interest Rate plus any overdue interest and interest on any overdue interest at the Subordinated Note Interest Rate during the preceding Interest Accrual Period (net of amounts paid pursuant to Section 6.6 of the Program Operating Lease); and

                          (iii) to the Certificate Distribution Account, an amount equal to interest accrued on the Aggregate Certificate Balance at the Certificate Interest Rate plus any overdue interest and interest on any overdue interest at the Certificate Interest Rate during the preceding Interest Accrual Period plus any Certificate Distribution Draw Amount on such Payment Date.

                 Pursuant to Section 6.5 of the Program Operating Lease, on each Payment Date, the Lease Trust Paying Agent shall deposit to the Cash Collateral Account any amounts paid to it pursuant to clause (ii) of this
Section 3(e) on such Payment Date. After such deposit, on each Payment Date, the Lease Trustee shall withdraw the Cash Collateral Additional Draw Amount from the Cash Collateral Account and apply such amounts to pay each of the items specified in clauses (ii) and (iii) of this Section 3(e) without duplication of the amounts already paid on such Payment Date.

                  Following the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to





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zero, on the Business Day preceding each Semiannual Payment Date for which the
Available Funds, as set forth in the Disbursement and Payment Instructions, is less than the sum of the amounts specified in clauses (i) and (ii) of this
Section 3(e), the Lease Trustee shall withdraw the Certificate Distribution Draw Amount, as set forth in the Disbursement and Payment Instructions, from the Certificate Distribution Account and deposit such amount in the Series 1996-1 Payments Account. On the related Semiannual Payment Date the Lease Trustee shall apply such amount to pay the amounts specified in clauses (i) and
(ii) of this Section 3(e) without duplication of the amounts already paid on such Semiannual Payment Date.

                 (f) Payments of Principal of Subordinated Notes and Lease Trust Certificates if Senior Notes are Retired on a Semiannual Payment Date. Subject to Section 3(i), on the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, if such Payment Date is also a Semiannual Payment Date, the Lease Trustee shall apply the amount, if any, distributed to it by the Indenture Trustee pursuant to the last sentence of
Section 8.4(b) of the Indenture and, if applicable, clause EIGHTH of Section 5.4(b) of the Indenture, in accordance with the following priorities after making the deposits, distributions and payments required pursuant to Sections 3(a), (b) and (c):

                          (i) to the Lease Trust Paying Agent for payment to Subordinated Noteholders (net of amounts paid pursuant to Section 6.6 of the Program Operating Lease) pro rata, as payments of principal, until the Outstanding Amount of the Subordinated Notes has been reduced to zero; and

                          (ii) to the Certificate Distribution Account, in reduction of the Aggregate Certificate Balance of the Lease Trust Certificates, until such Aggregate Certificate Balance has been reduced to zero.

                 Pursuant to Section 6.5 of the Program Operating Lease, on each Payment Date, the Lease Trust Paying Agent shall deposit to the Cash Collateral Account any amounts paid to it pursuant to clause (i) of this
Section 3(f) on such Payment Date.  After such deposit, on each





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Payment Date, the Lease Trustee shall withdraw the Cash Collateral Additional
Draw Amount from the Cash Collateral Account and apply such amounts to pay each of the items specified in clauses (i) and (ii) of this Section 3(f) without duplication of the amounts already paid on such Payment Date.

                 (g) Distribution of Funds if Senior Notes are Retired on a Payment Date which is not also a Semiannual Payment Date. On the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, if such Payment Date is not also a Semiannual Payment Date, the Lease Trustee shall apply the amount, if any, distributed to it by the Indenture Trustee pursuant to the last sentence of Section 8.4(b) of the Indenture and, if applicable, clause EIGHTH of Section 5.4(b) of the Indenture to make the deposits, distributions and payments required pursuant to clauses (i), (ii) and
(iii) of Section 3(e) without duplication of the amounts already paid on such Payment Date and shall deposit the remaining portion, if any, of the Available Funds to the Series 1996-1 Payments Account and the remaining portion, if any, of the Cash Collateral Additional Draw Amount to the Cash Collateral Account for application on the following Semiannual Payment Date in accordance with the terms and conditions of the Basic Documents.

                 (h) Payments of Principal of Subordinated Notes and Lease Trust Certificates after Senior Notes are Retired. Subject to Section 3(i), on each Semiannual Payment Date after the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, the Lease Trustee shall, after making the deposits, distributions and payments required pursuant to clauses (i), (ii) and (iii) of Section 3(e), make the following additional deposits, distributions and payments to the extent of the remaining funds on deposit in the Series 1996-1 Payments Account, in accordance with the following priorities:

                          (i) to the Lease Trust Paying Agent for payment to
                 Subordinated Noteholders (net of amounts paid pursuant to Section 6.6 of the Program Operating Lease) pro rata, as payments of principal, until the Outstanding Amount of the Subordinated Notes has been reduced to zero; and





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                          (ii)  to the Certificate Distribution Account, in
                 reduction of the Aggregate Certificate Balance of the Lease Trust Certificates, until such Aggregate Certificate Balance has been reduced to zero.

                 Pursuant to Section 6.5 of the Program Operating Lease, on each Payment Date, the Lease Trust Paying Agent shall deposit to the Cash Collateral Account any amounts paid to it pursuant to clause (i) of this
Section 3(h) on such Payment Date. After such deposit, on each Payment Date, the Lease Trustee shall withdraw the Cash Collateral Additional Draw Amount from the Cash Collateral Account and apply such amounts to pay each of the items specified in clauses (i) and (ii) of this Section 3(h) without duplication of the amounts already paid on such Payment Date.

                 (i) Distribution of Funds if Subordinated Notes and Lease Trust Certificates Cannot Both be Retired on a Semiannual Payment Date. In the event that on any Semiannual Payment Date, the Aggregate Certificate Balance of the Lease Trust Certificates would be greater than zero after giving effect to a payment to the Lease Trust Certificateholders pursuant to Section 3(f)(ii) or
Section 3(h)(ii), as applicable, and the application of the Cash Collateral Additional Draw Amount, then the Lease Trustee shall not make any payments pursuant to Section 3(f) or Section 3(h), as applicable, on such Semiannual Payment Date. The Lease Trustee shall instead deposit the remaining portion, if any, of the Available Funds to the Series 1996-1 Payments Account and the remaining portion, if any, of the Cash Collateral Additional Draw Amount to the Cash Collateral Account, and make such payments in accordance with Section 3(h) on the earlier to occur of (x) the Semiannual Payment Date on which the Aggregate Certificate Balance of the Lease Trust Certificates would be reduced to zero after giving effect to the payment made pursuant to Section 3(h)(ii) and the application of the Cash Collateral Additional Draw Amount and (y) the Semiannual Payment Date following the Accrual Period during which the last Series 1996-1 Lease terminated.

                 (j) Withholding Taxes. In the event that any withholding tax is imposed on the Lease Trust's payment (or, if the Lease Trust is treated as a partnership for





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federal income tax purposes, allocations of income) to a Lease Trust
Certificateholder or a Subordinated Noteholder, such tax shall reduce the amount otherwise distributable to such Lease Trust Certificateholder or Subordinated Noteholder in accordance with this Section 3. The Lease Trust Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to such Lease Trust Certificateholder or Subordinated Noteholder sufficient funds for the payment of any withholding tax that is legally owed by the Lease Trust (but such authorization shall not prevent the Lease Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Lease Trust Certificateholder or a Subordinated Noteholder shall be treated as cash distributed to such Lease Trust Certificateholder or Subordinated Noteholder, as the case may be, at the time it is withheld by the Lease Trust for remittance to the appropriate taxing authority. If the Lease Trust Paying Agent determines that there is a possibility that withholding tax is payable with respect to a distribution, the Lease Trust Paying Agent may in its sole discretion withhold such amounts in accordance with this Section 3(i). In the event that a Lease Trust Certificateholder or Subordinated Noteholder wishes to apply for a refund of any such withholding tax, the Lease Trustee shall reasonably cooperate with such Lease Trust Certificateholder or Subordinated Noteholder in making such claim so long as such Lease Trust Certificateholder or Subordinated Noteholder agrees to reimburse the Lease Trust Paying Agent for any out-of-pocket expenses incurred.

                 Section 4. Lease Trust Paying Agent's Fees and Expenses. The Lease Trust Paying Agent shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Lease Trust Paying Agent. The Administrative Agent (in exchange for receipt of the Series 1996-1 Administrative Fee) has agreed pursuant to the Series 1996-1 Supplement to pay such fees of the Lease Trust Paying Agent as are agreed upon by the Depositor and the Lease Trust Paying Agent, and shall reimburse the Lease Trust Paying Agent for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, repre-





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
sentatives, experts and counsel as the Lease Trust Paying Agent may employ in connection with the exercise and performance of its rights and its duties hereunder. The Administrative Agent shall make no claim upon the Lease Trust Estate for the payment or reimbursement of such fees and expenses.

                 Section 5.  Supplements and Amendments.

                 (a) Without Consent of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders. This Agreement may be amended by the Depositor, the Lease Trustee and the Lease Trust Paying Agent, with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement, to add any provisions to or change in any manner or eliminate any of the provisions in this Agreement or to modify in any manner the rights of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders; provided, however, that such action shall not,
(i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Indenture Trustee, any Senior Noteholder or Lease Trust Certificateholder unless 100% of the holders of the Senior Notes and the Lease Trust Certificates materially adversely affected thereby have consented to such amendment, (ii) as confirmed by each Rating Agency then rating the Senior Notes and the Lease Trust Certificates, cause the then current rating of either Class of Senior Notes or the Lease Trust Certificates to be withdrawn or reduced or
(iii) cause the Lease Trust, the Depositor or FCTT to be taxable as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes.

                 (b) With Consent of the Senior Noteholders and Lease Trust Certificateholders. This Agreement may also be amended from time to time by the Depositor, the Lease Trustee and the Lease Trust Paying Agent, with prior written notice to the Rating Agencies, with the consent of Senior Noteholders holding not less than a majority of the Outstanding Amount of the Senior Notes and, to the extent affected thereby, the consent of Lease Trust Certificateholders holding not less than a majority of the Aggregate Certificate Balance, for the purpose of adding





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any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Senior Noteholders, Subordinated Noteholders or Lease Trust Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Senior Noteholders or Lease Trust Certificateholders, or (b) reduce the percentage of the Outstanding Amount of the Senior Notes and the Aggregate Certificate Balance of the Lease Trust Certificates required to consent to any such amendment, without the consent of the holders of 100% of the Outstanding Amount of the Senior Notes or of 100% of the Aggregate Certificate Balance, as the case may be, and provided, further that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Lease Trustee to the effect that such amendment shall not (i) affect the treatment of the Senior Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Senior Notes for federal income tax purposes or (iii) cause the Lease Trust, the Depositor or FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 (c) With Respect to Certain Tax Matters. Notwithstanding the foregoing, this Agreement may be amended at any time by the Depositor (acting at the direction of Ford Credit and Ford Credit Leasing), the Lease Trustee and the Lease Trust Paying Agent to the extent reasonably necessary to assure that none of FCTT, the Lease Trust or the Depositor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 (d) General Matters Concerning Amendments and Consents. The Lease Trustee and the Depositor shall provide prior written notice of any such amendment to each Rating Agency, and promptly after the execution of any such amendment or consent, the Lease Trustee shall furnish written notification of the substance of such amendment or consent to each Lease Trust Certificateholder and the Indenture Trustee.

                 It shall not be necessary for the consent of the Lease Trust Certificateholders, the Senior





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Noteholders or the Indenture Trustee pursuant to this Section 5 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Lease Trust Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Lease Trust Certificateholders shall be subject to such reasonable requirements as the Lease Trustee may prescribe.

                 Prior to the execution of any amendment to this Agreement, each of the Lease Trustee and Lease Trust Paying Agent shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. Each of the Lease Trustee and the Lease Trust Paying Agent may, but shall not be obligated to, enter into any such amendment which affects its own rights, duties or immunities under this Agreement or otherwise.

                 Section 6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                 Section 7. Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 Section 8. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.





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                 IN WITNESS WHEREOF, the parties hereby have caused this
Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                     FORD CREDIT AUTO LEASE TRUST 1996-1

                                     By:  PNC BANK, DELAWARE, not in its
                                          individual capacity, but solely as
                                          trustee of Ford Credit Auto Lease
                                          Trust 1996-1


                                          By:  /s/ Michael B. McCarthy
                                               --------------------------
                                               Name:  Michael B. McCarthy
                                               Title:  Vice President


                                     THE CHASE MANHATTAN BANK, as Lease Trust
                                     Paying Agent


                                     By:  /s/ Michael A. Smith
                                        --------------------------------
                                           Name:  Michael A. Smith
                                           Title:  Vice President